CRAFTCLICK.COM, INC.

                            FORM OF

                     STOCK OPTION AGREEMENT



     This AGREEMENT is made effective as of the _____day of _____ (the "Option Grant Date"), by and between CRAFTCLICK.COM, INC., a Utah corporation (the "Company") and _________________(the "Optionee").


                            RECITALS

     WHEREAS, the Board of Directors of the Company has established the 2000 Incentive Stock Option Plan and the 2000 Nonstatutory Stock Option Plan (the "Plan" unless otherwise specified) effective as of April 16, 2000, and

     WHEREAS, pursuant to the provisions of said Plan, the Board of Directors of the Company (acting through a committee of the Board, the "Committee"), by action duly taken on April 16, 2000, granted to the Optionee an option or options (the "Option(s)") to purchase shares of the Common Stock of the Company on the terms and conditions set forth herein.


                           AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants set forth herein and other good and valuable consideration, the parties hereto agree as follows:

     1. The Option(s). The Optionee may, at his or her option, purchase all or any part of an aggregate of shares of Common Stock (the "Optioned Shares"), at the price of $___ per share (the "Option Price"), on the terms and conditions set forth herein.

     2. Plan Type; Exercise Dates and Exercise. Options intended to qualify as Incentive Stock Options under Plan A are designated by an "A" under the category "Plan". Options intended as separate nonstatutory options under Plan B are designated by a "B" under the category "Plan". The Option(s) shall be exercisable as to the specified number of Optionee Shares on and after the "First" dates and on or before the "Last" dates set forth below:



Plan      Number of Shares           Exercise Dates
                                   First          Last


_____     ________________         _________      __________

_____     ________________         _________      __________

_____     ________________         _________      __________

_____     ________________         _________      __________

_____     ________________         _________      __________




Optionee acknowledges that he or she understands that he or she has no right whatsoever to exercise the Option(s) granted hereunder with respect to any Optionee Shares covered by any installment until such installment accrues as provided above. Optionee further understands that the Option(s) granted hereunder shall expire and become unexercisable as provided in Section 3(c) below.
This Option shall be deemed exercised as to the shares to be purchased when written notice of such exercise has been given to the Company at its principal business office by the Optionee with respect to the Common Stock to be purchased. Such notice shall be accompanied by (i) full payment in cash or cash equivalents, (ii) with shares of Common Stock pursuant to Section 14 of the Plan, (iii) with such form of financial assistance as may be determined by the Committee pursuant to Section 11(a) of the Plan, or (iv) by any combination of (i), (ii) and (iii) as may be determined by the Committee with respect to the shares to be purchased, and as may be set forth in a letter from the Company accompanying this Agreement.

     3. Governing Plan. This Agreement hereby incorporates by reference the Plan and all of the terms and conditions of the Plan as heretofore amended and as the same may be amended from time to time hereafter in accordance with the terms thereof, but no such subsequent amendment shall adversely affect the Optionee's rights under this Agreement and the Plan except as may be required by applicable law. The Optionee expressly acknowledges and agrees that the provisions of this Agreement are subject to the Plan; the terms of this Agreement shall in no manner limit or modify the controlling provisions of the Plan, and in case of any conflict between the provisions of the Plan and this Agreement, the provisions of the Plan shall be controlling and binding upon the parties hereto. The Optionee also hereby expressly acknowledges, represents and agrees as follows:

     (a) Acknowledges receipt of a copy of the Plan, a copy of which is attached hereto and by reference incorporated herein, and represents that he or she is familiar with the terms and provisions of said Plan, and hereby accepts this Agreement Subject to all the terms and provisions of said plan.

     (b) Agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan.

     (c) Acknowledges that he or she is familiar with Sections of the Plan regarding the exercise of the Option(s) and represents that he or she understands that said Option(s) must be exercised on or before the earliest of the following dates, whichever is applicable: (i) the "Last" exercise date noted above in Section 2; (ii) the day prior to the tenth anniversary of the Option(s) Grant Date with respect to Options granted under Plan A and the day prior to the tenth anniversary of the Option(s) Grant Date with respect to Options granted under Plan B, in each as provided in Subsection 7(c) of the Plan; (iii) the effective date of a sale or other disposition of all or substantially all of the stock or assets of the Company, as provided in Subsection 8(a) of the Plan; or (iv) the date which is 30 days following the Optionee's termination of employment, directorship or consulting arrangement for any reason as provided under Section 10 of the Plan. As to any Options which have not yet become exercisable, such Options terminate and do not become exercisable, in the event of a termination of employment for any reason, as set forth in Section 10 of the Plan.

     (d) Acknowledges, understands and agrees that the existence of the Plan and the execution of this Agreement are not sufficient by themselves to cause any exercise of any Option(s) granted under Plan A to qualify for favorable tax treatment through the application of Section 422 (A) of the Internal Revenue Code; that Optionee must, in order to so qualify, individually meet by his or her own action all applicable requirements of Section 422A, including without limitation the following holding period and employment requirements:

          (1) holding period requirement: no disposition of an Optionee
Share under Plan A or Plan B may be made by Optionee until the Company has completed an S-8 Registration with the Securities and Exchange Commission, and

          (2) employment requirement: subject to the pro- visions of Paragraph (c) above, at all times during the period beginning on the date of the granting of the Option(s) and ending on the day three (3) months before the date of exercise, the Optionee must have been an employee of the Company, its parent, or a subsidiary of the Company, or a corporation or a parent or subsidiary of such corporation issuing or assuming the Option(s) in a transaction to which Section 425(a) of the Internal Revenue Code applies, except where the termination of employment is by means of the employee's disability, in which case said 3 month period may be extended to 1 year, as provided under Internal Revenue Code Section 422A.

     4. Representations and Warranties. As a condition to the exercise of any portion of an Option, the Company may require the person exercising such Option to make any representation and/or warranty to the Company as may, in the judgment of counsel to the Company, be required under any applicable law or regulation, including but not limited to a representation and warranty that the shares are being acquired only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required under the Securities Act of 1933 or any other applicable law, regulation or rule of any governmental agency. Optionee hereby represents to the Company that each of the Options evidenced hereby and the shares purchasable upon exercise thereof is being acquired only for investment and without any present intention to sell or distribute such securities.

     5. Options Not Transferable. The Option(s) may be exercised during the lifetime of the Optionee only by the Optionee. The Optionee's rights and interests under this Agreement and in and to the Option(s) may not be sold, pledged, hypothecated, assigned, encumbered, gifted or otherwise transferred in any manner, either voluntarily or involuntarily by operation of law, except by will or the laws of descent or distribution.

     6. No Enlargement of Employee Rights. Nothing in this Agreement shall be construed to confer upon the Optionee (if an employee) any right to continued employment or service with the Company (or an Affiliated Company), or to restrict in any way the right of the Company (or an Affiliated Company if he or she is an employee thereof) to terminate his employment or service. Optionee acknowledges that in the absence of an express written employment agreement to the contrary, Optionee's employment or service with the Company may be terminated by the Company at any time, with or without cause.

     7. Withholding of Taxes. Optionee authorizes the Company to withhold, in accordance with any applicable law, from any compensation payable to him any taxes required to be withheld by federal, state or local law as a result of the grant of the Option(s) or the issuance of stock pursuant to the exercise of such Option(s).

     8. Laws Applicable to Construction. This Agreement shall be construed and enforced in accordance with the laws of the State of Utah.

     9. Agreement Binding on Successors. The terms of this Agreement shall be binding upon the executors, administrators, heirs, successors, transferees and assignees of the Optionee.

     10. Necessary Acts. The Optionee agrees to perform all acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with federal and/or state securities laws.

     11. Counterparts. For convenience this Agreement may be executed in any number of identical counterparts, each of which shall be deemed a complete original in itself and may be introduced in evidence or used for any other purpose without the production of any other counterparts.

     12. Invalid Provisions. In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid and unenforceable provision was not contained herein.


     IN WITNESS WHEREOF, the Company and the Optionee have executed this Agreement effective as of the date first written hereinabove.

CRAFTCLICK.COM, INC.,                        OPTIONEE
a Utah corporation



By: _______________________             _______________________


Title: ____________________             _______________________
                                        Street Address

                                        _______________________
                                        City and State

                                        _______________________
                                        Social Security No.

By his or her signature below, the spouse of the Optionee acknowledges that he or she has read this Agreement and the Plan and is familiar with the terms and provisions thereof, and agrees to be bound by all the terms and conditions of said Agreement and said Plan document.



                                        _______________________
                                        Spouse


                                        Dated: ________________



By his or her signature below the Optionee represents that he or she is not legally married as of the date of execution of this Agreement.



                                        _______________________
                                        Optionee


                                        Dated: ________________